EXHIBIT 10.7

USBANK

                                 PROMISSORY NOTE

   Principal       Loan Date      Maturity     Loan No.     Call    Collateral     Account      Officer     Initials
  $450,000.00     09-15-1999                    991846                                            RS

Borrower:  Yamhill Valley Vineyards, Inc., et al.      Lender:  U.S. Bank National Association
           1l6250 SW Oldsville Road                             Greater Willamette Business Banking Center
           McMinnville, OR 97128                                PL-7 Commercial Loan Service-West
                                                                555 SW Oak Street
                                                                Portland, OR 97204

Principal Amount:  $450,000.00   Initial Rate:  8.200%   Date of Note:  September 15, 1999

PROMISE TO PAY. YAMHILL VALLEY VINEYARDS, INC., DENIS R. BURGER and ELAINE M. MCCALL (referred to herein individually and collectively as "Borrower") (jointly and severally promise to pay to U.S. Bank National Association ("Lender"), or order in lawful money of the United States of America, the principal amount of Four Hundred Fifty Thousand & 00/100 Dollars ($450,000.00), together with interest on the unpaid principal balance from disbursement until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

         PLEASE SEE EXHIBIT "A" "ADJUSTABLE RATE PROVISIONS" ATTACHED HERETO AND BY THIS REFERENCE INCORPORATED HEREIN.

Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days in the first payment period, monthly interest is calculated by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days is calculated on the basis of the actual days to the next full month and a 360-day year. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

PREPAYMENT PENALTY.

Upon prepayment of the Note, Lender is entitled to the following prepayment privilege penalty: Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: Any prepayments of scheduled installments that are made on a date that is not an installment payment date must be accompanied by interest to the next installment payment date and such prepayment will not be credited to the Borrower's account until such installment payment date.

CURTAILMENTS OR PREPAYMENTS. Any curtailments or prepayments, partial or in whole, other than scheduled installment payments must be accompanied by unpaid interest accrued on such principal amount from the date to which interest was last paid to the next installment payment date, together with any yield maintenance amount that may be applicable, and such prepayment shall not be considered as having been received and will be credited to Borrower's account until such installment payment date. If

09-15-1999                      PROMISSORY NOTE                        Page 2
                                 (continued)


Borrower makes a partial curtailment or prepayment there will be no delays in the due dates of Borrower's installment payments unless Lender agrees in writing to those delays and that unless Borrower and Lender agree otherwise, Lender at its sole discretion may reamortize the Note on the basis of the new principal balance; otherwise the making of a prepayment will operate only to discharge the Note at an earlier date. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this note or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Borrower is in default under any other note, security agreement, lease agreement or lease schedule, loan agreement or other agreement, whether now existing or hereafter made, between Borrower and U.S. Bancorp or any direct or indirect subsidiary of U.S. Bancorp. (g) Any credit tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (h) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (i) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (j) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately and without notice, and then Borrower will pay that amount. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower doe not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Oregon. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Multnomah County, the State of Oregon. This Note shall be governed by and construed in accordance with the laws of the State of Oregon.

RIGHT OF SET0FF. Borrower grants b Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

09-15-1999                      PROMISSORY NOTE                        Page 3
                                 (continued)


COLLATERAL. This Note is secured by in addition to any and all other collateral, all equipment, all fixtures and a "Mortgage" in favor of Lender on real property located in Yamhill County, State of Oregon, all other terms and conditions of which are hereby incorporated and made a part of this Note. The references to "Mortgage in the Yield Maintenance section shall be deemed to include a reference to "Deed of Trust".

LATE CHARGE: Notwithstanding any provision of the Note to the contrary, in the event any payment of principal or interest shall not be made more than 9 days after it is due and payable, interest shall be payable on such defaulted payment at a rate which is equal to five percent (5%) per annum above the rate of interest which would have existed from time to time under this Note but for such nonpayment, subject to a minimum interest charge of five percent (5.000%) of such defaulted payment.

APPLICATION OF PAYMENTS. Notwithstanding any provision of this Note to the contrary, unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and all other amounts owed other than late charges; and any remaining amount to unpaid late charges.

FEDERAL LAW. Notwithstanding any provision of the Note to contrary, any choice of loan provision includes applicable Federal Law and such provision is not intended to prevent the application of Federal Law. In addition to any other statutory authority listed in the Note, the terms of this note and the interest rate and fees set forth herein are authorized by Title 12 of the United States Code, section 2279aa-12 as amended from time to time.

FINANCIAL STATEMENTS. Borrower agrees to provide current financial statements as required by the holder of this Note, but, during any time when this Note is not subject to a default, Borrower shall not be required to provide such financial statements more frequently than annually. If Borrower obtains financial statements which were audited or reviewed by an independent, certified public accountant for the relevant period, such financial statements provided hereunder shall be such reviewed or audited statements.

DISSEMINATION AND INFORMATION: If the Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and any other security instruments, and any or all servicing rights with respect thereto, or to grant participations therein ("Participations") or issue in a public offering or private placement, mortgage pass-through certificates or other securities, evidencing a beneficial interest in the loan ("Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor"), any rating agency rating such Securities and each prospective investor, all documents and information which Lender now has or may hereafter acquire relating to the indebtedness and to the Borrower, any Guarantor, any indemnitors and the Mortgaged Property, which shall have been furnished by Borrower, any Guarantor or any Indemnitors, as Lender determines necessary or desirable.

DEFAULT RATE. Notwithstanding any contrary provision hereof, the whole of the principal sum and, to the extent permitted by law, any secured interest and any other sums advanced to protect and/or enforce the note holder's interest in this note and the Deed of Trust or Mortgage (including reasonable costs of recovery and attorney's fees and expenses) shall bear interest from and after maturity, whether or not resulting from acceleration, at a rate equal to five percent (5%) per annum above the rate of interest under this note had such maturity not occurred.

ACCELERATION FEE. Borrower agrees that every payment of principal in excess of the scheduled principal payment of this Note before the maturity date set forth in this Note shall constitute a prepayment

09-15-1999                      PROMISSORY NOTE                        Page 4
                                 (continued)


under this Note, whether such payment occurs voluntarily or involuntarily, or by acceleration of the maturity of the indebtedness evidenced by this Note. Without limiting the foregoing, following any acceleration of the maturity of the indebtedness evidenced by this Note, interest through the next scheduled payment date, regardless of the actual date of acceleration and/or prepayment shall be included in the total amount due at any foreclosure sale under the Deed of Trust or Mortgage and any lender of payment of the indebtedness evidenced by this Note before, at or after any foreclosure sale under this Deed of Trust or Mortgage shall include such interest amount.

EXHIBIT "A". An exhibit, titled "EXHIBIT "A"," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit has been fully set forth in this Note.

EXHIBIT "B". An exhibit, titled EXHIBIT "B"," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit has been fully set forth in this Note.

GENERAL PROVISIONS. Lander may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

09-15-1999                      PROMISSORY NOTE                        Page 5
                                 (continued)


BORROWER:

YAMHILL VALLEY VINEYARDS, INC.

By:      /s/
   --------------------------------------------------
         DENIS R. BURGER, PRESIDENT

By:      /s/
   --------------------------------------------------
         ELAINE M. MCCALL, VICE PRESIDENT


PAY TO THE ORDER OF U.S. BANK TRUST NATIONAL ASSOCIATION AS CUSTODIAN/TRUSTEE WITHOUT RECOURSE.

By:      /s/
   --------------------------------------------------
         AUTHORIZED OFFICER

                                   EXHIBIT "A"
                           ADJUSTABLE RATE PROVISIONS
               (3 YEAR TREASURY INDEX - NO RATE CAP - CONVERTIBLE)

Borrower:  Yamhill Valley Vineyards, Inc. et al        Lender.  U.S. Bank National Association
           16250 SW Oldsville Road                              Greater Willamette Business Banking
           McMinnville, OR                                      PL-7 Commercial Loan Service-West
           97128                                                555 SW Oak Street Portland, OR 97204

The following provision shall be used in any Convertible 3 Year Treasury Index ARM product (no Caps or Floors) originated for sale into the Farmer Mac 1 Cash Window.

This Exhibit "A" Adjustable Rate Provisions is attached to and by this reference is made a part of each Promissory Note or Credit Agreement, dated September 15, 1999, and executed in connection with a loan or other financial accommodations between U.S. Bank National Association and Yamhill Valley Vineyards, Inc.

1.  PAYMENT OF PRINCIPAL AND INTEREST.

         (a) Interest shall accrue on the unpaid balance of this Note at a rate equal to the sum of (i) the Current Index (defined below) and (ii) the Margin (defined below) ("the Adjustable Rate"). The Adjustable Rate shall change on the first day of each third January, commencing with January 1, 2003 (each, a "'Rate Change Date") until the loan is repaid in full or until the Borrower exercises the option to convert the interest rate to a fixed-rate provided in paragraph
(f) below,

         (b) The Adjustable Rate shall be 8.200 % per annum until January 1,
2003.

         (c) A payment of interest only calculated at the Adjustable Rate from the date of closing shall be due on the first day of January, 2000. Thereafter, consecutive semi annual installments of principal and interest, each in the amount required to pay the unpaid principal balance of thus Note in equal semi annual installments, including accrued interest at the Adjustable Rate calculated over the 15 year period beginning with January 1, 2000 shall be payable on the first day of each half year, until the entire indebtedness evidenced by this Note is fully paid. Any retraining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date (as defined below). The initial installment of principal and interest in the amount of Twenty Six Thousand Three Hundred Forty Dollars and Forty Four Cents ($26,340.44) shall be due on July 1, 2000. Thereafter, to the extent that the Adjustable Rate has changed, the amount of the installment payment shall change in accordance with the second sentence of this paragraph. For purposes of determining the "principal balance" tinder the second sentence of this paragraph, calculations shall be based on the binding presumption of timely future payments, without any prepayments made after the date of the calculation, through the next scheduled Rate Change Date.

         (d) At least 30 days before each Rats: Change Date, Lender shall re-calculate the Adjustable Rate and shall notify Borrower (in the manner specified in the Security Instrument for giving notices) of any change in the Adjustable Rate and the installment payment due on each payment date.

         (e) If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of any installment payment (whether because of a miscalculation of the Adjustable Rate or otherwise), the Lender shall give notice to Borrower of the corrected amount of the installment payment (and the corrected Adjustable Rate, if applicable) and (i) if the corrected amount of the installment payment represents an increase, then Borrower shall, within 30 calendar days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the installment payment not been miscalculated, or (ii) if the corrected amount of the installment payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the tents and provisions of this Note, the Security Instrument or any other loan document evidencing or securing this Note, then Borrower shall thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Lender bad the amount of the installment payment not been miscalculated.

         (t) If Borrower timely exercises Borrower's option to convert the interest rate on this Note to another rate pursuant to paragraph 3/ ("Interest Rate Conversion option") of this Note, the applicable interest rate under this Note, beginning on the date the conversion becomes effective and continuing until the Maturity Date, shall not be the rate determined in accordance with subsection (c) above, but shall be the rate established in accordance with
Section 3 "Interest Rate Conversion Option" hereof. Such fixed rate shall be reflected in an "Agreement to Convert" substantially in the form attached as Exhibit B to this Note.

         (g) For purposes of this Section, the following definitions shall apply:

         Current Index: The published Index that is in effect on the 45th day before the applicable Rate Change Date.

         Index: The weekly average yield on United States Treasury securities adjusted to a constant maturity of three years published by the Federal Reserve Board. In the event the Federal Reserve Board ceases making the Index available, Lender shall select a comparable publication to determine the Index and provide notice thereof to Borrower. In the event no comparable organization publishes the Index, Lender shall select a method of calculating interest at the Adjustable Rate that Lender deems comparable in its sole discretion and provide notice thereof to Borrower.

         Margin:  2.550 %.

         Maturity Date:  January 1, 2015.

         2.  Prepayment.

         Prior to Conversion Date (as defined below), Borrower may prepay all or part of the unpaid principal balance of this Note on the date any payment under this Note is due (without taking into account any grace period) beginning on the date the second payment is due under this Note by paying, in addition to the principal prepayment amount and any scheduled principal payment, accrued interest and all other sums due Lender at the time of prepayment. Prior to the Conversion Date, Borrower may also prepay all or part of the unpaid principal balance of this Note at any time, by paying, in addition to the principal amount, interest on the principal prepayment amount to the date the next payment under this Note is due; and all other sums due tender at the turn of prepayment.

         3. Interest Rate Conversion Option.

         (a) Option to Convert to Another Interest Rate: Borrower may exercise the Conversion option unless Borrower is in default under this Note or the Security Instrument if the conditions of this paragraph 3(a) are met. The "Conversion Option" is the Borrower's option to convert the interest rate specified in this Note from an adjustable rate with no interest rate limits to the rate calculated under Section 3(b) below.

         The conversion can only take place on any date a payment is due under this Note beginning on the first Rate Change Date. The date on which the Borrower converts the adjustable interest rate to the converted rate is called the "Conversion Date".

         The Borrower's ability to exercise the Conversion Option is conditioned upon: (I) the Borrower giving the Lender written notice at least 21 days prior to the Conversion Date that the Borrower wants to exercise the Conversion Option; (ii) at the Conversion Date, the Borrower must not be in default under the terms of this Note or the Security Instrument, (iii) payment to the Lender prior to the Conversion Date of a conversion fee $500.00; and (iv) the Borrower's completion and execution of any documents the Lender requires to effect the conversion.

         (b) Calculation of Converted Rate. The converted interest rate in effect as of the Conversion Date will be equal to the federal Agricultural Mortgage Corporation's required not yield as of noon, Eastern Time, 7 days prior to the Conversion Date for (I) if Borrower elects to have the option to prepay the loan on any date a payment is due without paying a yield maintenance amount, the open prepay comparable (as determined in the Lender's sole discretion) term mortgages (with amortization terms equal to the amortization term of this Note) covered by applicable 1-week mandatory delivery commitments, plus 0.400% or (ii) if Borrower agrees that any prepayment of the ban will be subject to Borrower's paying a yield maintenance amount, comparable (as determined in the Lender's sole discretion) term mortgages (with amortization terms equal to the amortization term of this Note) with yield maintenance covered by applicable I-week mandatory delivery commitments, plus 0.400%. if this required net yield cannot be determined because the applicable commitments are not available, the Lender will determine the interest rate by using comparable information.

         (c) New Payment and Effective Date. Upon the Borrower's exercise of the Conversion Option, the Lender will determine the amount of the semi-annual installment, which will be calculated to repay the unpaid principal (net of any principal payment due on the Conversion Date) in full on the maturity date at the new fixed interest rate in substantially equal payments.

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Exhibit "A" Adjustable Rate provisions.

BORROWER:

Yamhill Valley Vineyards, Inc.

By:      /s/
   -----------------------------------------
         Denis R. Burger, President

By:      /s/
   -----------------------------------------
         Elaine M. McCall, Co-Borrower

By:      /s/
   -----------------------------------------
         Denis R. Burger, Co-Borrower

By:      /s/
   -----------------------------------------
         Elaine M. McCall, Co-Borrower